Registration No. 333-38961



                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                  POST-EFFECTIVE AMENDMENT NO. 1

                                TO

                             Form S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                    FEDERAL-MOGUL CORPORATION
        (Exact name of issuer as specified in its charter)


MICHIGAN                                      38-0544580
(State or other jurisdiction                  (IRS Employer
of incorporation or organization)             Identification No.)


     FEDERAL-MOGUL CORPORATION 1997 LONG TERM INCENTIVE PLAN
                       (Full title of plan)



                      David M. Sherbin, Esq.
                    Associate General Counsel
                    Federal-Mogul Corporation
                    26555 Northwestern Highway
                    Southfield, Michigan 48034
                          (248) 354-7000
   (name and address and telephone number of agent for service)



                      ---------------------

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference


All documents filed by Federal-Mogul Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of filing of the registrant's Registration Statement and prior to the termination of the subject offering, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.



Item 8.  Exhibits


    4    The Registrant's 1997 Long Term Incentive Plan (as
         Amended and Restated effective in 1998).




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



                            SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan, on this ____ day of December, 1998.


                              FEDERAL-MOGUL CORPORATION

                              By:  /s/ David M. Sherbin
                                  ---------------------------
                                  David M. Sherbin, Esq.
                                  Associate General Counsel



Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by or on behalf of the following persons in the capacities indicated on this ___ day of December, 1998.


      Signature                             Title
      ---------                             -----

*                                   Chairman of the Board,
-------------------------           President, Chief Executive
R.A. Snell                          Officer and Director

*                                   Senior Vice President and
-------------------------           Chief Financial Officer
T.W. Ryan

*                                   Vice President and Controller
-------------------------
K.P. Slaby

*                                   Director
-------------------------
J.J. Fannon

*                                   Director
-------------------------
R.M. Hills

*                                   Director
-------------------------
A. Madero



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


*                                   Director
-------------------------
R.S. Miller, Jr.

*                                   Director
-------------------------
J.C. Pope


   /s/ David M. Sherbin
--------------------------
*By:  David M. Sherbin,
      pursuant to Power
      of Attorney



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


                          EXHIBIT INDEX

Exhibit Number              Description of Document
--------------              -----------------------


      4         The Registrant's 1997 Long Term Incentive Plan
                (as Amended and Restated effective in 1998).




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